Exhibit 99.1

Ouster Exceeds Q1 2023 Revenue Guidance;

Increases Target for Merger Cost Synergies

Over $17 million in revenue and $33 million in bookings in the first quarter 2023

Shipped REV7 sensors to over 110 customers in the first quarter 2023

Now targeting annualized merger cost synergies of between $80 and $85 million

SAN FRANCISCO, CA – May 11, 2023 at 4:10 PM ET – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-performance lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the three months ended March 31, 2023. First quarter 2023 financial results are composed of Ouster standalone performance through February 10, 2023 and combined performance of both companies following the merger with Velodyne on February 10, 2023. The first quarter 2022 comparative financial highlights reflect only the results of standalone Ouster.

First Quarter 2023 Highlights

•	Over $17 million in revenue[1], up 101% from $8.6 million in the first quarter of 2022.

•	Booked[2] $33 million in business with new and existing customers.

•	Gross margins of (2%), compared to 30% in the first quarter of 2022.

•	Non-GAAP gross margins of 25% in the first quarter of 2023.

•	Shipped over 3,000 sensors for revenue in the first quarter, up 95% year over year.

•

Net loss increased to $177 million in the first quarter of 2023 primarily due to the non-cash goodwill impairment charges of $99 million and higher operating losses associated with Velodyne merger, compared to $32 million in the first quarter of 2022.

•	Adjusted EBITDA[3] loss increased to $27 million, compared to a loss of $23 million in the first quarter of 2022.

•	Cash, cash equivalents and short-term investments balance of $257 million as of March 31, 2023.

“Ouster had a strong first quarter of 2023 marked by significant customer demand for our new REV7 sensors, enabling us to both exceed our revenue expectations for the quarter and book $33 million in business with new and existing customers,” said Ouster CEO Angus Pacala. “We also laid the groundwork to realign our cost structure, streamline manufacturing, and deliver on our product roadmap to catalyze further growth.”

The Company’s non-GAAP gross margin was 25% in the first quarter of 2023, reflecting strong demand for the REV7 sensor product line and a quarter-over-quarter rebound in average selling prices for Ouster’s OS sensors. Ouster’s first quarter GAAP gross margins include certain non-recurring or unusual items, including excess and obsolete costs of $3.6 million, associated with the consolidation of product lines and manufacturing transition from the REV6 to REV7 OS sensors, as well as amortization of acquired intangibles. Looking forward, increasing commercial traction for the REV7 sensor and ongoing actions to reduce Ouster’s cost structure support management’s expectations that margins will improve in the second half of 2023.

[1]	First quarter 2023 revenues include $6.4 million in revenue from Velodyne products following the merger but exclude revenues from Velodyne products prior to the merger on February 10, 2023.
[2]	Bookings represent binding contract orders entered during the period.
[3]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures, the most directly comparable financial measures calculated in accordance with U.S. GAAP.

2023 Business Objectives and Updates

1.	Drive new business through targeted sales approach to deliver near-term growth

2.	Execute on the digital lidar roadmap for OS and DF series to expand serviceable market

3.	Develop a robust software ecosystem to accelerate lidar adoption

4.	Build a financially strong business to support long-term growth and deliver value to shareholders

Drive New Business: Ouster expanded sales of its new REV7 OS sensors powered by its next-generation L3 chip, shipping sensors to over 110 customers in the first quarter of 2023, including warehouse automation customers such as Vecna Robotics, Cyngn, and Balyo, as well as several large industrial trucking, bus, and mining equipment OEMs. Ouster also announced today that Motional, a global leader in driverless technology, has selected Ouster as its exclusive provider of long-range lidar sensors for its all-electric IONIQ 5-based robotaxis. As part of the serial production agreement, Ouster will supply Motional with Alpha Prime™ VLS-128 sensors through 2026.

Execute on Digital Product Roadmap: Ouster continued to make progress on its digital lidar roadmap:

•	OS Series: Rapid progress on the next-generation custom silicon to power its OS sensors, the L4 chip, which is expected to tape out later this year.

•	DF Series: On track to deliver early B-samples of its solid-state DF sensors to automotive customers in the second half of 2023.

Develop Robust Software Ecosystem: As part of Ouster’s plans to unify software solutions for the smart infrastructure vertical, BlueCity will be underpinned by Ouster Gemini to add OS sensor compatibility, more features and better overall performance to customers. The Company has received a terrific customer response and a steady increase in software adoption. Ouster has hundreds of active smart infrastructure solution deployments around the world for intelligent transportation systems, crowd and retail analytics, and security monitoring.

Build Financially Strong Business:

•

Merger Integration: Ouster expects to realize annualized costs synergies greater than previously announced; now targeting $80 to $85 million exiting the fourth quarter of 2023. The synergy estimate is baselined against the standalone cost structures of the two companies, as of the third quarter 2022. During first quarter 2023, the Company reduced over $50 million in annual run-rate costs, which resulted in a one-time cash expense of approximately $10 million.

•

Scaling Manufacturing: As part of its outsourced manufacturing strategy to scale production and reduce costs, Ouster completed the transition of the VLP-16 sensor to Fabrinet in Thailand, and is on track to fully transition the VLP-32 in the second quarter of 2023 and the VLS-128 by the end of the year.

Second Quarter 2023 Outlook

For the second quarter of 2023, the first full quarter post merger, Ouster expects to achieve $18 million to $20 million in revenue.

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. EDT today, May 11, 2023 to discuss its financial results and business outlook. To access the call, please register at https://conferencingportals.com/event/ERDXYEAl.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through May 25, 2023. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of high-resolution scanning and solid-state digital lidar sensors, Velodyne Lidar sensors, and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. With a global team and high-volume manufacturing, Ouster supports over 850 customers in over 50 countries. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding Ouster’s ability to meet its revenue goals and guidance; the anticipated benefits of and costs associated with the Velodyne merger; the expectations surrounding the Velodyne merger and its ability to grow the Company’s sales and bolster the Company’s financial position; the Company’s expected contractual obligations and capital expenditures; the capabilities of and demand for its products; anticipated new product launches and developments; its future results of operations and financial position; industry and business trends; the Company’s expectations regarding the Hesai intellectual property patent infringement case; its business strategy, plans, strategic partnerships, market growth and its objectives for future operations; and its competitive market position constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; its ability to successfully integrate its business with Velodyne and achieve the anticipated benefits of the Velodyne merger; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the ability of its lidar technology roadmap and new software solutions to catalyze growth; the adoption of its products and the growth of the lidar market generally; Ouster’s ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which Ouster operates; selection of Ouster’s products for inclusion in target markets; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; Ouster’s ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; Ouster’s ability to manage growth; the creditworthiness of Ouster’s customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; Ouster’s ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; Ouster’s ability to recruit and retain key personnel; Ouster’s ability to adequately protect and enforce its intellectual property rights, including as relates to Hesai Group; Ouster’s ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, that are further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expenses. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, , amortization of acquired intangible assets, depreciation expenses, certain restructuring costs excluding stock-based compensation expenses, certain excess and obsolete expenses and losses on firm purchase commitments, certain litigation and litigation related expenses and merger and acquisition related expenses. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$115,827	$122,932
Restricted cash, current	566	257
Short-term investments	140,909	—
Accounts receivable, net	22,848	11,233
Inventory	28,726	19,533
Prepaid expenses and other current assets	10,646	8,543

Total current assets	319,522	162,498
Property and equipment, net	14,643	9,695
Operating lease, right-of-use assets	21,968	12,997
Unbilled receivable, long-term portion	6,657	—
Goodwill	67,266	51,152
Intangible assets, net	29,654	18,165
Restricted cash, non-current	1,089	1,089
Other non-current assets	3,199	541

Total assets	$463,998	$256,137

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,634	$8,798
Accrued and other current liabilities	41,683	17,071
Contract liabilities	5,965	402
Operating lease liability, current portion	7,404	3,221

Total current liabilities	72,686	29,492
Operating lease liability, long-term portion	23,908	13,400
Debt	39,853	39,574
Contract liabilities, long-term portion	2,660	342
Other non-current liabilities	2,155	1,710

Total liabilities	141,262	84,518

Commitments and contingencies
Stockholders’ equity:
Common stock	39	19
Additional paid-in capital	942,072	613,665
Accumulated deficit	(619,196)	(441,916)
Accumulated other comprehensive loss	(179)	(149)

Total stockholders’ equity	322,736	171,619

Total liabilities and stockholders’ equity	$463,998	$256,137

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Product revenue	$17,230	$8,558
Cost of product	17,606	5,967

Gross (loss) profit	(376)	2,591
Operating expenses:
Research and development	32,459	15,906
Sales and marketing	13,533	7,090
General and administrative	31,325	13,783
Goodwill impairment charges	99,409	—

Total operating expenses	176,726	36,779

Loss from operations	(177,102)	(34,188)
Other (expense) income:
Interest income	1,719	154
Interest expense	(1,669)	—
Other income, net	54	1,684

Total other income, net	104	1,838

Loss before income taxes	(176,998)	(32,350)
Provision for income tax expense	282	47

Net loss	$(177,280)	$(32,397)

Other comprehensive loss
Changes in unrealized gain (loss) on available for sale securities	$51	$—
Foreign currency translation adjustments	$(81)	$(12)

Total comprehensive loss	$(177,310)	$(32,409)

Net loss per common share, basic and diluted	$(6.03)	$(1.90)
Weighted-average shares used to compute basic and diluted net loss per share	29,411,612	17,090,620

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(177,280)	$(32,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	99,409	—
Depreciation and amortization	6,159	2,385
Loss on write-off of construction in progress and right-of-use asset impairment	1,423	—
Stock-based compensation	21,780	8,750
Change in right-of-use asset	1,112	644
Interest expense	685	—
Amortization of debt issuance costs and debt discount	62	—
Accretion or amortization on short-term investments	(805)	—
Change in fair value of warrant liabilities	(106)	(1,745)
Inventory write down	2,836	203
Provision for doubtful accounts	445	—
Loss/(Gain) from disposal of property and equipment	145	(100)
Changes in operating assets and liabilities, net of acquisition effects:
Accounts receivable	(3,450)	842
Inventory	(2,329)	(4,373)
Prepaid expenses and other assets	672	2,480
Accounts payable	5,488	4,807
Accrued and other liabilities	(9,218)	(2,551)
Contract liabilities	944	—
Operating lease liability	(984)	(772)

Net cash used in operating activities	(53,012)	(21,827)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	168	275
Purchases of property and equipment	(1,006)	(416)
Purchase of short-term investments	(5,003)	—
Proceeds from sales of short-term investments	19,981	—
Cash and cash equivalents acquired in the Velodyne Merger	32,137	—

Net cash provided by (used in) investing activities	46,277	(141)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	—	(31)
Proceeds from exercise of stock options	18	209
Taxes paid related to net share settlement of restricted stock units	—	(59)

Net cash provided by financing activities	18	119

Effect of exchange rates on cash and cash equivalents	(79)	(12)

Net decrease in cash, cash equivalents and restricted cash	(6,796)	(21,861)
Cash, cash equivalents and restricted cash at beginning of period	124,278	184,656

Cash, cash equivalents and restricted cash at end of period	$117,482	$162,795

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(177,280)	$(32,397)
Interest expense (income), net	(50)	(154)
Other expense (income), net	(54)	(1,684)
Stock-based compensation(1)	21,780	8,750
Provision for income tax expense	282	47
Goodwill impairment charge	99,409	—
Amortization of acquired intangibles(2)	1,511	1,122
Restructuring costs, excluding stock-based compensation expense	12,635	—
Excess and obsolete expenses and loss on firm purchase commitments	3,630	—
Depreciation expense(2)	4,648	1,263
Litigation expenses(3)	537	500
Merger and acquisition related expenses(4)	6,058	—

Adjusted EBITDA	$(26,893)	$(22,553)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$774	$217
Research and development	7,505	3,761
Sales and marketing	2,881	1,524
General and administrative	10,620	3,248

Total stock-based compensation	$21,780	$8,750

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$1,750	$382
Research and development	2,964	789
Sales and marketing	181	75
General and administrative	1,264	1,139

Total depreciation and amortization expense	$6,159	$2,385

(3)	Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations
(4)	Merger and acquisition related expenses represent transaction costs for the Velodyne Merger which include legal and accounting professional service fees

	Three Months Ended March 31,
	2023	2022
Gross (loss) profit on GAAP basis	$(376)	$2,591
Stock-based compensation	774	217
Amortization of acquired intangible assets	249	—
Excess and obsolete expenses and loss on firm purchase commitments	3,630	—

Gross profit on non-GAAP basis	$4,277	$2,808

Gross margin on GAAP basis	(2)%	30%
Gross margin on non-GAAP basis	25%	33%

###